UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  February 8, 2012

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-2382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07	Submission of Matters to a Vote of Security Holders

MTS Systems Corporation (the “Company”) held its annual meeting of shareholders on February 8, 2012 (the “Annual Meeting”). A total of 14,456,575 shares of the Common Stock, representing approximately 92% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by proxy at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1. All of the seven nominees for director were elected to serve until the next annual meeting of shareholders or until their successors are duly elected. The result of the votes to elect the seven directors was as follows:

Name	For	Withheld	Broker Non-Votes
David J. Anderson	13,059,419	50,076	1,347,080
Jean-Lou Chameau	13,015,340	94,155	1,347,080
Brendan C. Hegarty	13,012,700	96,795	1,347,080
Emily M. Liggett	13,067,865	41,630	1,347,080
William V. Murray	13,052,865	56,630	1,347,080
Barb J. Samardzich	12,782,889	326,606	1,347,080
Gail P. Steinel	13,041,976	67,519	1,347,080

Proposal 2. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2012 was ratified by the shareholders by the votes set forth below:

For	Against	Abstain
14,363,955	91,590	1,030

Proposal 3. The compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting was approved on an advisory basis by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
12,574,025	195,745	339,725	1,347,080

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION (Registrant)

Date: April 27, 2012	By:	/s/ Steven G. Mahon
Steven G. Mahon
Senior Vice President and General Counsel